Exhibit 99.1

Florida Bank Group, Inc. and Anderen Financial, Inc. Announce Merger

Press Release – 7/15/10

Tampa, FL

TAMPA, Fla. - Florida Bank Group, Inc. (“FBG” or the “Company”), a Tampa-based bank holding company with approximately $843 million in assets, and Anderen Financial, Inc. (“AFI”), a Palm Harbor-based bank holding company, today jointly announced the signing of a definitive merger agreement pursuant to which FBG will acquire AFI in an all-stock transaction, and AFI’s wholly owned subsidiary, Anderen Bank, will be merged into FBG’s wholly owned subsidiary, Florida Bank. Each AFI shareholder will receive 1.32 shares of FBG common stock for each AFI share of common stock owned. The transaction, approved by the boards of directors of both companies, is subject to regulatory and AFI shareholder approval and certain other closing conditions. The transaction is expected to close in the fourth quarter of this year.

As part of the merger agreement, FBG has agreed to raise no less than $10 million and no more than $30 million of additional equity, which primarily will be utilized to reduce the amount of non-performing assets carried on FBG’s balance sheet. Robert Rothman, Chairman and CEO of FBG stated, “The combination of these transactions will significantly strengthen the financial position of the combined company and increase shareholder value. Further, with assets in excess of $1 billion, the combined company will benefit from greater efficiencies and economies of scale which will result in an improved earnings outlook.”

At March 31, 2010, AFI had total assets of approximately $150 million and total Shareholders’ equity of approximately $44 million. AFI offers a variety of banking services to small and middle-market businesses and individuals through its four banking offices located in the Tampa Bay and central Florida markets. Mr. Rothman also stated that, “We are very excited to enter the Orlando market, our fourth metropolitan market in Florida, with such an experienced and capable management team already in place. Additionally, we each have shareholders in each other’s markets and look forward to collectively expanding these relationships.”

“We are pleased to enhance our community banking relationships and look forward to offering our clients additional convenience and a broader array of products and services,” said John Warren, President of AFI.

DLA Piper LLP (US) served as legal advisor to FBG. Sandler O’Neill & Partners, LP. served as financial advisor and Smith Mackinnon, PA served as legal advisor to AFI.

This document is not an offer to sell shares of Florida Bank Group, Inc.’s securities which may be issued in the transactions described above. The shares of common stock of Florida Bank Group, Inc. will be offered only by means of the joint proxy statement/prospectus referred to above. The securities of Florida Bank Group, Inc. offered in the private placement offering referenced above will not be or have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Florida, Bank Group, Inc.

FBG is a bank holding company headquartered in Tampa, Florida. FBG owns 100% of the outstanding common stock of Florida Bank (the “Bank”). The Bank currently operates 16 full service banking centers in the Florida counties of Hillsborough, Pinellas, Duval, Leon, Manatee, Sarasota and St. Johns. As of March 31, 2010, FBG had approximately 180 employees, $843 million of total assets and $111 million of total equity.

About Anderen Financial, Inc.

AFI is a bank holding company located in Palm Harbor, Florida. AFI owns 100% of the outstanding common stock of Anderen Bank (the “Bank”), which is a state chartered commercial bank. The Bank offers a variety of banking and financial services to small and middle-market businesses and individuals through its four banking offices located in the Tampa Bay and Central Florida markets.

Safe Harbor for Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the proposed merger as well as other statements of expectation regarding the proposed merger and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. FBG cautions readers that results and events subject to forward-looking statements could differ materially due to the following risk factors, among others: the risk that the businesses of FBG and AFI in connection with the proposed merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the proposed merger may not be fully realized or realized within the expected time frame; revenues following the proposed merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the proposed merger; the ability to obtain required governmental and shareholder approvals, and the ability to complete the proposed merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical and economic instability and uncertainty; possible changes in monetary and fiscal policies, and laws and regulations; the effects of recently proposed legislation in the U.S. Congress on financial services reform; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customer and the possible impairment of collectability of loans; the effects of changes in interest rates and other risk and factors identified in FBG’s filings with the SEC. See also the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website (www.flbank.com) under the tab “About Us” and then under the heading “SEC Filings.” New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release.

Additional Information

The proposed merger will be submitted to the shareholders of AFI for their consideration and approval. In connection with the proposed transaction, FBG will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which will include a proxy statement/prospectus and other relevant documents to be distributed to the shareholders of AFI, and FBG may file other relevant documents concerning the proposed merger with the SEC. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other flings containing information about FBG, free of charge from the SEC’s Internet site ( www.sec.gov ). You will also be able to obtain these documents, free of charge by contacting Florida Bank Group, Inc., 201 North Franklin St., Tampa, Florida 33602, Attention: Scott Atwood, Investor Relations, telephone 813-367-5270 or from FBG’s internet site (www.flbank.com) under the tab “About Us” and the under the heading “SEC Filings.”

FBG and AFI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the AFI shareholders in connection with the proposed Merger. Information about the directors and executive officers of FBG is set forth in the proxy statement for FBG’s 2010 annual meeting of shareholders, as filed with the SEC on April 8, 2010. Information regarding the interests of those participants and other persons who may be deemed participants in the proposed merger may be obtained from the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of these documents as described above.

INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.